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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-112259) of CRIIMI MAE Inc. and in the related Prospectus of our report dated March 8, 2004, with respect to the 2003 and 2002 consolidated financial statements of CRIIMI MAE Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP
McLean, Virginia
March 8, 2004

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Consent of Independent Auditors